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                                                                    EXHIBIT 10.7



                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT is entered into as of April 1, 2000 by and between SILICON VALLEY BANK ("Bank") and DIGIRAD CORPORATION, a Delaware corporation ("Borrower").


                                    RECITALS

         Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                    AGREEMENT

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (excluding, however, such accounts that arise from the licensing of software and other technology but accounts arising from the sale of goods that contain items of software, patent technology, mask works or other technology shall not form part of such exclusion) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                  "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

                  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

                  "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.


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                  "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                  "Borrowing Base" means an amount equal to (i) Eighty percent (80%) of Eligible Accounts plus (ii) the lesser of Thirty percent (30%) of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or Three Hundred Thousand Dollars ($300,000), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, provided that it is understood and agreed that the foregoing advance percentages may be modified based on audits of Collateral conducted on and after the date hereof.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means the property described on EXHIBIT A attached hereto.

                  "Committed Revolving Line" means (1) at such time that Borrower has consummated a Financing Transaction from which Borrower receives at least $6,000,000 but less than $7,000,000 in net proceeds and Borrower has given satisfactory evidence thereof to the Bank, a credit extension of up to $1,500,000; (2) at such time that Borrower has consummated a Financing Transaction from which Borrower receives at least $7,000,000 but less than $9,000,000 in net proceeds and Borrower has given satisfactory evidence thereof to the Bank, then such Committed Revolving Line shall mean $2,000,000; (3) at such time that Borrower has consummated a Financing Transaction from which Borrower receives at least $9,000,000 in net proceeds and Borrower has given satisfactory evidence thereof to the Bank, then such Committed Revolving Line shall mean $2,500,000; and (4) otherwise, "Committed Revolving Line" shall mean $300,000; PROVIDED, HOWEVER no Credit Extensions under (1), (2) or (3) above shall be made until such time that the Bank has conducted an audit of the Collateral and the Bank has determined that the results of such audit are acceptable to the Bank in its discretion.

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The


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amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                  "Credit Extension" means each Advance and each other extension of credit by Bank for the benefit of Borrower hereunder.

                  "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

                  "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                  "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; PROVIDED, that standards of eligibility may be revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

                  (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                  (b) Accounts with respect to an account debtor, 50% of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date, provided that the foregoing shall be considered to be 25% with respect to the Accounts of NIR as the account debtor thereon;

                  (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank, with the understanding that the foregoing percentage shall be considered to be 75% with respect to the account debtor of NIR;

                  (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, provided that the restriction set forth in the clause (d) shall not apply to Accounts arising from Mitsui & Co. Ltd., as account debtor thereunder;


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                  (e)      Accounts with respect to which the account debtor is
         a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), other than Accounts arising from accounts debtors consisting of United States veteran hospitals, National Institute of Health, state and local hospitals or university-affiliated hospitals;

                  (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                  (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

                  (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (j) Accounts the collection of which Bank reasonably determines to be doubtful; and

                  (k)      Accounts which are not Collateral.

                  "Eligible Inventory" means that portion of Borrower's Inventory consisting of raw materials and finished goods that is located at Borrower's principal place of business, at 9350 Trade Place, San Diego, California 92126, or at such other locations as are permitted under Section 10, that is acceptable to the Bank in its reasonable discretion and that complies with the representations and warranties set forth in Section 5.5, but shall in any event exclude used, returned or obsolete Inventory and shall also exclude all QA Hold-related Inventory.

                  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.


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                  "Financing Transaction" means an equity financing transaction of the Borrower or a subordinated debt financing transaction of the Borrower, both of which the Bank has determined to be acceptable to Bank in Bank's reasonable discretion.

                  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "Intellectual Property" means with respect to the Borrower,
(a) any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (b) any trademark and serviceman rights, whether registered or not, applications to register and registrations of the same and like protections; (c) all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (d) all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; (e) all know-how, trade secrets, customer lists (other than in connection with the accounts receivable and the other Collateral), proprietary information (other than in connection with the accounts receivable and the other Collateral and otherwise relating to financial statements of the Borrower), inventions, methods, procedures and formulae; and (f) all rights of publicity, rights to use likenesses and similar rights now owned or hereafter acquired; and proceeds of the foregoing in the form of license fees, royalties, or claims for infringement and the like, in each case relating to any of the foregoing, but Intellectual Property shall not include any goods (or the accounts arising from the sale or other disposition of such goods) that contain items of software, patent technology, mask works or other technology.

                  "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.


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                  "Investment" means any beneficial ownership of (including
stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                  "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                  "Maturity Date" means the Revolving Maturity Date.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                  "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                  "Payment Date" means the first business day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

         "Permitted Indebtedness" means:

                  (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business;


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                  (e)      Indebtedness outstanding as of the date hereof due
         from Borrower to its stockholders/founders in an aggregate amount not exceeding $735,000; and

                  (f) Indebtedness secured by Permitted Liens, provided that such Indebtedness incurred in the future for the purchase price of or lease of equipment shall not exceed, in the aggregate a total of $1,000,000 at any time outstanding.

                  "Permitted Investment" means:

                  (a) Investments existing on the Closing Date disclosed in the Schedule; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one
         (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                  "Permitted Liens" means the following:

                  (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, PROVIDED the same have no priority over any of Bank's security interests;

                  (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                  (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

                  (e) Licenses with respect to the patents, patent applications, copyrights, processes, proprietary information and related intellectual property assets granted to third parties in the ordinary course of Borrower's business relating to the Borrower's research, development, manufacturing and distribution collaborative efforts with such third parties.


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                  "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                  "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                  "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower determined in accordance with GAAP.

                  "Rate Reduction Conditions" shall have the meaning ascribed to such term in section 2.3(a) hereof.

                  "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                  "Revolving Maturity Date" means March 31, 2001.

                  "Schedule" means the schedule of exceptions attached hereto, if any.

                  "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                  "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                  "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, AND
(ii) Total Liabilities.

                  "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

         1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes"


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shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.       LOAN AND TERMS OF PAYMENT

         2.1 CREDIT EXTENSIONS. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of all Credit Extensions at rates in accordance with the terms hereof.

                  2.1.1    ADVANCES.

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

                  (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

                  (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2. 1.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

         2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2. 1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

         2.3      INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate plus 1.00%, PROVIDED, HOWEVER, if the Borrower satisfies the Rate Reduction Conditions (as defined below), then the Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate plus 0.25%, PROVIDED, FURTHER, the foregoing rate reduction is to be considered effective on and after the date that Bank has received and reviewed


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Borrower's financial statements evidencing compliance with such Rate Reduction
Conditions and Bank determines that such financial statements are acceptable to the Bank. Regardless of the foregoing, under no circumstance shall the foregoing rate reduction become effective at any time that an Event of Default has occurred and is continuing.

                  As used herein the term "RATE REDUCTION CONDITIONS" shall mean the Borrower's compliance with both the following: (1) Borrower has attained, and maintains, a Tangible Net Worth of at least $4,500,000 and (2) Borrower has attained, and maintains, a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.

                  (b) DEFAULT RATE. All Obligations consisting of principal indebtedness shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) PAYMENTS. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300119295 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

         2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.


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         2.5      FEES. Borrower shall pay to Bank the following:

                  (a) FACILITY FEE: UNUSED LINE FEE. A Facility Fee equal to $3,750 plus a variance fee of $1,000 shall be due on the Closing Date; an additional fee shall be due and payable at such time that the amount of the Committed Revolving Line is increased to an amount in excess of $1,500,000 and the amount of such additional fee shall be equal to .25% of the amount of the increase over $1,500,000. Such fees shall be deemed fully earned and nonrefundable as of the Closing Date. Further, and in addition to the foregoing, Borrower shall pay Bank an unused line fee, in addition to all interest and other fees payable hereunder. The amount of such unused line fee shall be 0.375% per annum multiplied by an amount equal to amount of applicable Committed Revolving Line in effect from time to time MINUS the average daily balance of the outstanding Loans. Such unused line fee shall be computed and paid quarterly, in arrears, on the last day of January, April, July and October of each year, commencing on April 30, 2000.

                  (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, subject to the limitations applicable thereto set forth in Section 6.3 hereof, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                  (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

         2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth

Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.       CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to the Borrower's certificate of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (d)      financing statements (Forms UCC-1);

                  (e)      insurance certificate;

                  (f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof,

                  (g)      Certificate of Foreign Qualification (if applicable);

                  (h) A subordination agreement entered into between Meier Mitchell & Co. and/or related entities and Bank, which is to be in form acceptable to Bank; and

                  (i) such other documents, and completion of such other in matters, as Bank may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b)      the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance For-m and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.       CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTERESTS. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.       REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duty existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

         5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

         5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

         5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

         5.6      [Reserved]

         5.7 NAME: LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

         5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

         5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

         5.10 SOLVENCY. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

         5.12 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

         5.13 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

         5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

         5.16 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence. and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

         6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one-hundred twenty
(120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) [reserved]; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, an inventory report in form acceptable to Bank, together with aged listings of accounts receivable.

         Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

         Bank shall have a right from time to time hereafter to audit Borrower's Accounts and Inventory at Borrower's expense, provided that such audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing, with the understanding that the first of such audits and an audit of Inventory shall be conducted prior to the making of the first Advance under the Committed Revolving Line. Further, prior to September 30, 2000, an audit with regard to accounts receivable and accounts payable shall be conducted and the results of such audit are to be acceptable to the Bank in its reasonable discretion.

         6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

         6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

         6.6      INSURANCE.

                  (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank, provided that it is understood and agreed that the Borrower's investment accounts will be located at institutions other than at the Bank.

         6.8 QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month, ratio of Quick Assets to Current Liabilities of at least
 .50 to 1.0.

         6.9 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, Tangible Net Worth of not less than $3,000,000 when the Committed Revolving Line is $1,500,000, $4,000,000 when the Committed Revolving Line is $2,000,000, and $5,000,000 when the Committed Revolving Line is $2,500,000.

         6.10 MINIMUM QUARTERLY REVENUES. Borrower shall achieve the following minimum aggregate revenues for each of the following indicated fiscal quarters: $2,000,000 for the quarter ending June 30, 2000; $2,900,000 for the quarter ending September 30, 2000; and $3,250,000 for the quarter ending December 31, 2000.

         6.11 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than the Intellectual Property and other than Transfers: (i) of inventory in the ordinary course of business, (ii) of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business consistent with past business practices of the Borrower; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or (iv) of worn-out or obsolete Equipment.

         7.2 CHANGES IN BUSINESS, OWNERSHIP OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in Borrower's ownership of greater than 20% or management. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless the Borrower is the surviving corporation in the merger and the aggregate value of the assets acquired in the merger do not exceed 25% of Borrower's Tangible Net Worth as of the end of the month prior to the effective date of the merger, and the assets of the corporation or entity acquired in the merger are not subject to any liens or encumbrances, except Permitted Liens.

         7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

         7.5 ENCUMBRANCES. Other than with respect to Intellectual Property, create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, other than the payment of no more than $1,500,000 in any fiscal year with respect to the repurchase of stock of the

Borrower, PROVIDED that both before and after giving effect thereto no Event of Default or event with which notice or passage of time or both would constitute an Event of Default, has occurred.

         7.7 INVESTMENTS; LOANS; GUARANTEES. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or make any loans of any money or any other assets to any Person, or guarantee or otherwise become liable with respect to the obligations of any other Person, OTHER THAN for the making of loans consisting of travel advances, employee relocation loans and other loans and advances, with all of the foregoing to be in the ordinary course of business of the Borrower consistent with the past business practices of the Borrower, provided that the maximum amount of any loan to any one employee shall not exceed $500,000, PROVIDED, FURTHER, that both before and after giving effect thereto no Event of Default or event with which notice or passage of time or both would constitute an Event of Default, has occurred.

         7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

         7.9      RESERVED.

         7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

         7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory or unless Bank has entered into agreements with such third party as are acceptable to the Bank in its discretion. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

         7.12 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.       EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

         8.2      COVENANT DEFAULT.

                  (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10, or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or

                  (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within 20 days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the 20 day period or cannot after diligent attempts by Borrower be cured within such 20 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

         8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

         8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

         8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect; or any guaranty of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any such guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor;

         8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

         8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

         8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

         8.10 FAILURE TO OBTAIN GOVERNMENTAL APPROVAL. If: (A)(i) a product of the Borrower (including, without limitation, the gamma ray camera product) accounts for a material portion of the Borrower's revenues or its projected revenues, and (ii) governmental approvals are required for the sale of such product in a specific market or are required for the use of such product in a particular manner and the sales of such product with respect to such specific market or such use produce a material portion of the revenues arising from such product and (iii) such product fails to obtain approval by all of the appropriate United States governmental authorities or any such approval, once obtained, is thereafter cancelled or otherwise rescinded; PROVIDED that the status of such lack of approval for such product or the status of the cancellation or rescission thereof (any such lack of approval, cancellation or rescission being referred to herein as a "Non-Approval Event") continues for at least a period of 30 days after the initial occurrence of the Non-Approval Event, within which period Borrower seeks to use its best efforts to reverse such Non-Approval Event.

9.       BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9. 1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale', and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit, subject to the provisions of the Supply and Development Agreement dated as of June 23, 1998 between Ethicon Endo-Surgery, Inc. and Borrower;

                  (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                  (h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                  (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

         9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

         9.3 ACCOUNTS COLLECTION. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof-, (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

         9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.      NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower         Digirad Corporation
                                9350 Trade Place
                                San Diego, California 92126
                                Attn: President
                                FAX: 619-549-7714

         If to Bank             Silicon Valley Bank
                                9645 Scranton Road, Suite 110
                                San Diego, CA 92121
                                Attn: Manager
                                FAX: 858-622-1692

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.      CHOICE OF LAW AND VENUE; JURY WAIVER

         The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of San Diego, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN,

INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.      GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

         12.2 INDEMNIFICATION. Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or reasonable Bank Expenses (subject to the applicable limitations set forth in Section 6.3 hereof) in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                           DIGIRAD CORPORATION


                                           By:        /s/ Scott Huennekens
                                                      -------------------------
                                           Name:      Scott Huennekens
                                                      -------------------------

                                                      -------------------------
                                           Title:     President & CEO
                                                      -------------------------


                                           By:        /s/ illegible
                                                      -------------------------
                                           Name:
                                                      -------------------------

                                                      -------------------------
                                           Title:     Vice President & Finance
                                                      -------------------------



                                           SILICON VALLEY BANK


                                           By:        /s/ illegible
                                                      -------------------------
                                           Name:
                                                      -------------------------

                                                      -------------------------
                                           Title:     Senior Vice President
                                                      -------------------------

                                    EXHIBIT A

         The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

(e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or, hereafter acquired and Borrower's Books relating to the foregoing; and

(f) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof;

PROVIDED THAT the foregoing shall not include any Intellectual Property (as defined below).

"INTELLECTUAL PROPERTY" means with respect to the Borrower, (a) any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held; (b) any trademark and serviceman rights, whether registered or not, applications to register and registrations of the same and like protections; (c) all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (d) all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; (e) all know-how, trade secrets, customer lists (other than in connection with the accounts receivable and the other Collateral), proprietary information (other than other than in connection with the accounts receivable and the other Collateral and otherwise relating to financial statements of the Borrower), inventions, methods, procedures and formulae; and (f) all rights of publicity, rights to use likenesses and similar rights now owned or hereafter acquired; and proceeds of the foregoing in the form of license fees or royalties, claims for infringement and the like, in each case relating to any of the foregoing but Intellectual Property shall not include any goods (or the accounts arising from the sale or other disposition of such goods) that contain items of software, patent technology, mask works or other technology.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:    CENTRAL CLIENT SERVICE DIVISION             DATE:
                                                        -----------------------
FAX#:  (408)                                       TIME:
             ----------
FROM:
       ------------------------------------------------------------------------
                       BORROWER'S NAME
FROM:
       ------------------------------------------------------------------------
                       AUTHORIZED SIGNER'S NAME

       ------------------------------------------------------------------------
                       AUTHORIZED SIGNATURE
PHONE:
       ------------------------------------------------------------------------

FROM ACCOUNT #                          TO ACCOUNT #
               -----------------------               --------------------------


REQUESTED TRANSACTION TYPE                       REQUEST DOLLAR AMOUNT
--------------------------                       ---------------------
PRINCIPAL INCREASE (ADVANCE)                     $
PRINCIPAL PAYMENT (ONLY)                         $
INTEREST PAYMENT (ONLY)                          $
PRINCIPAL AND INTEREST (PAYMENT)                 $
OTHER INSTRUCTIONS:
                    -----------------------------------------------------------

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY:

                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


-------------------------------------------------------------------------------
  Authorized Requester

                                              ---------------------------------
                                              Authorized Signature (Bank)
                                              Phone #
                                                      -------------------------

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:         Digirad Corporation              Bank:    Silicon Valley Bank
Commitment Amount:         $_______________

ACCOUNTS RECEIVABLE
     1.   Accounts Receivable Book Value as of _______                                             $ __________
     2.   Additions (please explain on reverse)                                                    $ __________
     3.   TOTAL ACCOUNTS RECEIVABLE                                                                $ __________
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.   Amounts over 90 days due  $ ___________
     5.   Balance of 50% over 90 day accounts
          or 25% as to identified accounts                                   $ __________
     6.   Concentration Limits (special limits apply to identified
          accounts)                                                          $ __________
     7.   Foreign Accounts                                                   $ __________
     8.   Governmental Accounts                                              $ __________
     9.   Contra Accounts                                                    $ __________
     10.  Promotion or Demo Accounts                                         $ __________
     11.  Intercompany/Employee Accounts                                     $ __________
     11A  Accounts that are not otherwise Collateral                         $ __________
     12.  Other (please explain on reverse)                                  $ __________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                     $ __________
     14.  Eligible Accounts (#3 minus #13)                                   $ __________
     15.  LOAN VALUE OF ACCOUNTS (80% of #14)
INVENTORY                                            $ __________
     16.  Inventory Value as of _________                                    $ __________
     17.  LOAN VALUE OF INVENTORY                    (30% of #16)
                                                     (up to 300K)                                  $ __________

BALANCES
     18.  Maximum Loan Amount                                                $ __________
     19.  Total Funds Available [Lesser of # 1 8 or (# 1 5 plus 17)]                               $ __________
     20.  Present balance owing on Line of Credit                                                  $ __________
     21.  Outstanding under Sublimits ( )                                    $ __________
     22.  RESERVE POSITION (# 1 9 minus #20 and #21)                                               $ __________


THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:

                                           ====================================
                                           BANK USE ONLY
                                           Received By: _______________________
                                           Date: ______________________________
                                           Reviewed By ________________________
                                           Compliance Status:  Yes / No
                                           ====================================


-----------------------------------------------------

By:
   --------------------------------------------------
               Authorized Signer

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK

FROM:

The undersigned authorized officer of DIGIRAD CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that h no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                     REQUIRED                                                    COMPLIES
------------------                     --------                                                    --------
Monthly financial statements           Monthly within 30 days                                      Yes      No
Annual (CPA Audited)                   FYE within 120 days                                         Yes      No
A/R Agings; Inventory Rpts             Monthly within 30 days                                      Yes      No
FINANCIAL COVENANT                     REQUIRED                          ACTUAL                    COMPLIES
------------------                     --------                          ------                    --------
Maintain on a Monthly Basis:

Minimum Quick Ratio                    0.50:1.0                          _____:1.0                 Yes      No

Tangible Net Worth                     $3MM, if applicable               _______________           Yes      No
                                       $4MM, if applicable               _______________           Yes      No
                                       $5MM, if applicable               _______________           Yes      No

Revenues                               Qtr end 6/30/00: $2MM             _______________           Yes      No
                                       Qtr end 9/31/00: $2.9MM           _______________           Yes      No
                                       Qtr end 12/31/00: $3.25MM         _______________           Yes      No


                                           ====================================
                                           BANK USE ONLY
                                           Received By: _______________________
                                           Date: ______________________________
                                           Reviewed By ________________________
                                           Compliance Status:  Yes / No
                                           ====================================

Comments Regarding Exceptions:
Sincerely,

                                            Date:
-----------------------------------------        --------------------
SIGNATURE

-----------------------------------------
TITLE

SILICON VALLEY BANK

    AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:  DIGIRAD CORPORATION

DATED:     AUGUST 2, 2000

         THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower"). The Parties agree; to amend the Loan and Security Agreement between them, dated April 1, 2000, as amended or otherwise modified from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. REVISED BORROWING BASE DEFINITION. The definition of "Borrowing Base" as set forth in section 1 of the Loan Agreement is hereby amended to read as follows:

         "`Borrowing Base' means an amount equal to

         (i) Eighty percent (80%) of Eligible Accounts other than Eligible Service Accounts; PLUS

         (ii) the lesser of (A) Fifty percent (50%) of Eligible Service Accounts or (B) Forty percent (40%) of all Advances outstanding, PROVIDED that a Collateral audit, with results satisfactory to the Bank, shall be conducted and be determined to be satisfactory to the Bank, in its discretion, prior to the requesting or making of any Advances under this clause
         (ii); PLUS

         (iii) the lesser of (A) Thirty percent (30%) of the value of Borrower's Eligible Inventory (valued at the lower of cost or wholesale fair market value) or (B) Three Hundred Thousand Dollars ($300,000);

         With the above to be determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, PROVIDED that it is understood and agreed that the foregoing advance percentages may be modified based on audits of Collateral conducted on and after the date hereof."

         2. REVISED ELIGIBLE ACCOUNTS. That portion of the definition of "Eligible Accounts" that now reads as follows:

         "(e)     Accounts with respect to which the account debtor is a
         federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the

         Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), other than Accounts arisingfrom accounts debtors consisting of United States veteran hospitals, National Institute of Health, state and local hospitals or university-affiliated hospitals;"

         IS HEREBY AMENDED  TO READ AS FOLLOWS:

         "(e)     Accounts with respect to which the account debtor is a
         federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), other than Accounts arising from accounts debtors consisting of United States veteran hospitals, National Institute of Health, state and local hospitals, university-affiliated hospitals and Accounts where the governmental entity associated with the Medicare program is the account debtor;"

         3. ELIGIBLE SERVICE ACCOUNTS. A new definition of "Service Eligible Accounts" is hereby added to section I of the Loan Agreement to follow the definition of "Eligible Inventory," and such new definition shall read as follows:

         "Eligible Service Accounts' shall mean those Accounts that arise from provision of adjunct medical services directly by the Borrower and which result in account debtors consisting of governmental entity associated with the Medicare program, third party payors and physicians, PROVIDED that (A) such Accounts otherwise constitute Eligible Accounts and (B) the Accounts where the accounts debtors are individuals who are the direct recipients of the foregoing services shall not be considered Eligible Service Accounts."

Further, for purposes of all provisions of the Loan Agreement, including with respect to the representations and covenants set forth in the Loan Agreement, but OTHER THAN for the determination of the Borrowing Base, the making of Advances and related provisions, Eligible Service Accounts shall be considered Eligible Accounts.

         4. LIMITED WAIVER. Silicon and Borrower agree that the Borrower's compliance with the covenant set forth in Section 6.10 of the Loan Agreement is hereby waived for the periods ending June 30, 2000. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document.

         5.       REVISION REGARDING COLLATERAL AUDITS. That portion of
Section 6.3 of the Loan Agreement that now reads as follows:

         "Bank shall have a right from time to time hereafter to audit Borrower's Accounts and Inventory at Borrower's expense, provided that such audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing, with the understanding that the first of such audits and an audit of Inventory shall be conducted prior to the making of the first Advance under the Committed Revolving Line. Further, prior to September 30, 2000, an audit with regard to accounts receivable and accounts payable shall be conducted and the results of such audit are to be acceptable to the Bank in its reasonable discretion."

         IS HEREBY AMENDED TO READ AS FOLLOWS:

         "Bank shall have a right from time to time hereafter to audit Borrower's Accounts and Inventory at Borrower's expense, PROVIDED that such audits will be conducted no more often than once every 12 months, unless an Event of Default has occurred and is continuing (in which case no limitation as to audit frequency shall apply), with the understanding that the first of such audits and an audit of Inventory shall be conducted prior to the making of the first Advance under the Committed Revolving Line, PROVIDED, FURTHER, that Borrower's Accounts relating to payments under Medicare and related programs shall be subject to semi-annual audits, unless an Event of Default has occurred and is continuing (in which case no limitation as to audit frequency shall apply). Further, prior to September 30, 2000, an audit with regard to accounts receivable and accounts payable shall be conducted and the results of such audit are to be acceptable to the Bank in its reasonable discretion."

         6. REVISED SECTIONS. Sections 6.8, 6.9 and 6.10 of the Loan Agreement are hereby amended, respectively, to read as follows:

         "6.8     QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least .80 to 1.0.

         6.9 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, Tangible Net Worth of not less than $4,500,000.

         6.l0     [RESERVED].

         7. NEW SECTION 6.12. A new section entitled "Section 6.12 Debt/Net Worth Ratio" of the Loan Agreement is hereby added to the Loan Agreement and shall following immediately after section 6.11 of the Loan Agreement and such new section shall read as follows:

         "6.12    DEBT/NET WORTH RATIO. A ratio of Total Liabilities to
         Tangible Net Worth of not more than 2.00 to l.0."

         8. REVISED SECTION 8.2(a). Section 8.2(a) of the Loan Agreement is hereby amended to read as follows:

         "(a)     If Borrower fails to perform any obligation under Sections
         6.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or"

         9. CONTEMPLATED ACQUISITIONS. Borrower has informed the Bank that it is undertaking the acquisition of companies in related businesses (the "Proposed Transactions").

         Bank hereby acknowledges and agrees that to the extent an Event of Default does not exist either prior to the consummation of such Proposed Transactions or upon the effectiveness thereof and such transactions otherwise comply with section 7.3 of the Loan Agreement, then such Proposed Transactions are permitted occurrences under the Loan Agreement.

         10. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

         11. FEE. Borrower shall pay to Bank a fee of $1,500 in connection herewith, which shall be in addition to interest and to all other amounts payable under the Loan Agreement.

         12. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

BORROWER:                                      SILICON:

DIGIRAD CORPORATION                            SILICON VALLEY BANK



By:/s/ Scott Huennekans                        By: /s/ Susan Worsham
   --------------------------------                ---------------------------
   President or Vice President                 Title: Vice President
                                                     -------------------------

SILICON VALLEY BANK

    AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:    DIGIRAD CORPORATION

DATED:       DECEMBER 29, 2000

         THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated April 1, 2000, as amended or otherwise modified from time to time (the "Loan Agreement"), as follows, effective as of the date hereof (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1.       LIMITED CONSENTS.

                  (a) Anything in the Loan Agreement to the contrary notwithstanding, Bank hereby consents to each of the following; PROVIDED, HOWEVER, that no Event of Default (including without limitation in respect of any financial covenant set forth in the Loan Agreement), or event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default (including without limitation in respect of any financial covenant set forth in the Loan Agreement), has occurred and is continuing, both immediately before and immediately after giving effect thereto:

                           (i) Borrower's wholly-owned subsidiary, Orion Imaging Systems, Inc. ("Orion"), may incur Indebtedness owing to Heller Financial in anaggregate amount not to exceed $5,000,000 at any one time outstanding (the"Permitted Orion-Heller Indebtedness"). The Permitted Orion-Heller Indebtedness shall constitute Permitted Indebtedness of Orion.

                           (ii) Solely to secure the Permitted Orion-Heller Indebtedness, Orion may grant a security interest in favor of Heller Financial in solely Orion's "accounts" (as such term is defined in the Code) (the "Permitted Orion-Heller-Lien"). The Permitted Orion-Heller Lien shall constitute a Permitted Lien on the assets of Orion.

                           (iii) Borrower may guarantee, in favor of Heller Financial, up to a maximum of $2,500,000 in respect of the Permitted Orion-Heller Indebtedness, which guarantee shall be on an unsecured basis (the "Permitted Borrower-Heller Guarantee"). The Permitted Borrower-Heller Guarantee shall constitute Permitted Indebtedness of Borrower.

                  (b) It is understood by the parties hereto, however, that each of the foregoing limited consents of Bank does not constitute a modification or waiver of any other provision or term of the Loan Agreement or any related document or of any Event of Default.

         2. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that (a) all representations and warranties in the Loan Agreement, as amended hereby, are true and correct, and (b) no Event of Default, or event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default, has occurred and is continuing.

         3. FEE; BANK EXPENSES. Borrower shall pay to Bank a fee of $1,000 in connection herewith, which shall be in addition to interest and to all other amounts payable under the Loan Agreement. Without limiting the generality of the foregoing, Borrower shall pay to Bank all Bank Expenses incurred in connection with the preparation (and negotiation, if any), execution, and delivery of this Amendment.

         4. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

BORROWER:                                  SILICON:

DIGIRAD CORPORATION                        SILICON VALLEY BANK



By:/s/ Joyce Mehrberg                       By: /s/ Susan Worsham
   -------------------------                   -------------------------
   President or Vice President              Title: Vice President
                                               --------------------------

ACKNOWLEDGED AND AGREED:

ORION IMAGING SYSTEMS, INC.


By:/s/ Joyce Mehrberg
   --------------------------------
   President or Vice President

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of March 8, 2001, by and between Digirad Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 1, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

         Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents." Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. The following defined term under Section 1.1 entitled "Definitions" is hereby amended as ollows:

                           "Revolving Maturity Date" means April 30, 2001.

                  2.       Notwithstanding the terms and conditions contained in
Section 7.7 entitled "Investments; Loans; Guarantees", Bank hereby consents to Borrower guaranteeing specific lien lease financing for its subsidiary Orion imaging Systems, provided such amount does not to exceed $1,625,000.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents.

Except as expressly modified pursuant to this Loan Modification Agreement , the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this LoanModification Agreement, but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    SILICON:

DIGIRAD CORPORATION                          SILICON VALLEY BANK



By:/s/ Joyce Mehrberg                         By:/s/ Linda S. Le Beard
     -------------------------                    ----------------------------
Name: Joyce Mehrberg                          Name: Linda S. Le Beard
     -------------------------                     ---------------------------
Title: CFO                                    Title: SVP
      ------------------------                      --------------------------

                           LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 26, 2001, by and between Digirad Corporation (jointly and severally, the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a. Loan and Security Agreement, dated April 1, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. Section 1.1 entitled "Definitions and Construction" is hereby amended to read as follows:

                           "Revolving Maturity Date" means May 31, 2001.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONCERNING REVISED ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE. The Borrower affirms and reaffirms that notwithstanding the terms of the Security Documents to the contrary, (i) that the definition of "Code", "UCC" or "Uniform Commercial Code" as set forth in the Security Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the State of California, as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower, as set forth in the Loan Agreement. In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software, as set forth in the Loan Agreement, supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements.

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               SILICON:
DIGIRAD CORPORATION                     SILICON VALLEY BANK



By:    /s/ Joyce Mehrberg               By:    /s/ Linda S. Le Beard
       ----------------------------            ---------------------------------
Name:  Joyce Mehrberg                   Name:  Linda S. Le Beard
       ----------------------------            ---------------------------------
Title: CFO                              Title: Senior Vice President
       ----------------------------            ---------------------------------

SILICON VALLEY BANK

         AMENDMENT TO LOAN AGREEMENT


BORROWER:         DIGIRAD CORPORATION

DATED:            DATE:  JULY 31, 2001

         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"), with reference to the various loan and security agreements and other documents, instruments and agreements between them, including but not limited to that certain Loan and Security Agreement dated April 1, 2000 (as amended, if at all, the "Existing Loan Agreement"; the Existing Loan Agreement and all related documents, instruments and agreements may be referred to collectively herein as the "Existing Loan Documents").

         The Parties agree to amend the Existing Loan Documents, as follows:

         1. PRESENT LOAN BALANCE. Borrower acknowledges that the present unpaid principal balance of the Borrower's indebtedness, liabilities and obligations to Silicon under the Existing Loan Documents, including interest accrued through July 31, 2001 is $2,396,359.00 (the "Present Loan Balance", and that said sum is due and owing without any defense, offset, or counterclaim of any kind.

         2. AMENDMENT TO EXISTING LOAN DOCUMENTS. The Existing Loan Documents are hereby amended in their entirety to read as set forth in the Loan and Security Agreement, and related documents, being executed concurrently (collectively, the "New Loan Documents"). The Borrower acknowledges that the Present Loan Balance shall be the opening balance of the Loans pursuant to the New Loan Documents as of the date hereof, and shall, for all purposes, be deemed to be Loans made by Silicon to the Borrower pursuant to the New Loan Documents. Notwithstanding the execution of the New Loan Documents, the following Existing Loan Documents shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the New Loan Documents): All standard documents of Silicon entered into by the Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts; all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks, copyrights and other intellectual property; all lockbox agreements and/or blocked account agreements; and all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Silicon. In addition, in the event the Borrower has previously issued any stock options, stock purchase warrants or securities to Silicon, the same and all documents and agreements relating thereto shall also continue in full force and effect.

         3. GENERAL PROVISIONS. This Amendment and the New Loan Documents set fort in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

BORROWER:                                    SILICON:
DIGIRAD CORPORATION                          SILICON VALLEY BANK



By:   /s/ Scott Huennekens                   By:   /s/ illegible
      --------------------------------             ----------------------------
      President or Vice President            Title: Senior Vice President
                                                   ----------------------------


By:   /s/ illegible
      --------------------------------
      Secretary or Ass't Secretary

SILICON VALLEY BANK

         LOAN AND SECURITY AGREEMENT

BORROWER:         DIGIRAD CORPORATION
ADDRESS:          9350 TRADE PLACE
                  SAN DIEGO, CA 92126

DATED:            JULY 31, 2001

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK, COMMERCIAL FINANCE DIVISION ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.       LOANS.

         1.1 LOANS. Silicon will make. loans to Borrower (the "Loans"), in amounts determined by Silicon in its* up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of any Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time**.

         * GOOD-FAITH BUSINESS JUDGMENT,

         ** IN ITS GOOD-FAITH BUSINESS JUDGMENT

         1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be out-standing from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the "Minimum Monthly Interest").

         1.3 OVERADVANCES. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon on demand the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at a rate equal to the interest rate which would otherwise be applicable to the Overadvance, plus an additional 2% per annum.

         1.4 FEES. Borrower shall pay Silicon the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

         1.5      LETTERS OF CREDIT. [Not Applicable]

2.       SECURITY INTEREST.

         2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Silicon's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Silicon may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").*

*NOTWITHSTANDING THE FOREGOING, PROVIDED THAT (a) NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, (b) BORROWER COMPLETES AN INITIAL PUBLIC OFFERING OF EQUITY SECURITIES OF BORROWER THAT GENERATES NET PROCEEDS OF AT LEAST $35,000,000 (THE "IPO"), (c) IMMEDIATELY FOLLOWING THE CONCLUSION OF THE IPO BORROWER HAS MINIMUM CASH (OR CASH EQUIVALENTS ACCEPTABLE TO SILICON) LIQUIDITY MAINTAINED AT SILICON OF NOT LESS THAN $5,000,000 AND (d) BORROWER EXECUTES AND DELIVERS TO SILICON, ON SILICON'S STANDARD FORM, A NEGATIVE PLEDGE AGREEMENT REGARDING THE BORROWER'S INTELLECTUAL PROPERTY, SILICON AGREES TO RELEASE ITS LIENS ON AND SECURITY INTERESTS IN ALL OF BORROWER'S INTELLECTUAL PROPERTY. ALSO NOTWITHSTANDING THE FOREGOING, THE TERM "COLLATERAL" DOES NOT INCLUDE ANY LICENSE AGREEMENTS OR CONTRACT RIGHTS (UNDER WHICH BORROWER IS THE LICENSEE, LESSEE OR OTHER SIMILARLY SITUATED PARTY) TO THE EXTENT (i) THE GRANTING OF A SECURITY INTEREST IN IT WOULD BE CONTRARY TO APPLICABLE LAW, OR
(ii) THAT SUCH RIGHTS ARE NONASSIGNABLE BY THEIR TERMS (BUT ONLY TO THE EXTENT SUCH PROHIBITION IS ENFORCEABLE UNDER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, SECTION 9318(4) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE) WITHOUT THE CONSENT OF THE LICENSOR OR OTHER PARTY (BUT ONLY TO THE EXTENT SUCH CONSENT HAS NOT BEEN OBTAINED); NEVERTHELESS, THE FOREGOING, GRANT OF SECURITY INTEREST SHALL EXTEND TO, AND THE TERM "COLLATERAL" SHALL INCLUDE, ANY AND ALL PROCEEDS OF SUCH LICENSE AGREEMENTS OR CONTRACT RIGHTS TO THE EXTENT THAT THE ASSIGNMENT OR ENCUMBERING OF SUCH PROCEEDS IS NOT SO RESTRICTED (INCLUDING, WITHOUT LIMITATION, THE PROCEEDS OF SUCH LICENSE AGREEMENTS OR CONTRACT RIGHTS FOR WHICH ANY REQUIRED CONSENT HAS BEEN OBTAINED).

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

         In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

         3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

         3.2 NAME, TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

         3.3 PLACE OF BUSINESS, LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.*

         *NOTWITHSTANDING THE FOREGOING, BORROWER REPRESENTS AND WARRANTS THAT ALL OF BORROWER'S LOCATIONS OUTSIDE OF CALIFORNIA ARE SALES OFFICES ONLY WITH LITTLE OR NO ASSETS. ADDITIONALLY, DURING THE TERM OF THIS AGREEMENT, BORROWER SHALL NOT TRANSFER ANY ASSETS TO ANY SUBSIDIARY.

         3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify, so as to ensure that Silicon's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

         3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

         3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

         3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

         3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

         3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

         3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

         3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.       RECEIVABLES.

         4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Silicon as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made,
(i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

         4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

         4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Silicon transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Receivables, nor shall Silicon's failure to advance or lend against a specific Receivable affect or limit Silicon's security interest and other rights therein. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Together with each such schedule and assignment, or later if requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance in such form and at such intervals as Silicon shall request. In addition, Borrower shall deliver to Silicon the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Silicon with copies of all credit memos within two days after the date issued.

         4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed in blank, to be applied to the Obligations in such order as Silicon shall determine. Silicon may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify. Silicon or its designee may, at any time, notify Account Debtors that the Receivables have been assigned to Silicon.

         4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of

$25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         4.6 DISPUTES. Borrower shall notify Silicon promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and
(iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Silicon may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Silicon considers advisable in its reasonable credit judgment and, in all cases, Silicon shall credit Borrower's Loan account with only the net amounts received by Silicon in payment of any Receivables.

         4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Silicon). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Silicon, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as Silicon's property, and (iv) immediately notify Silicon of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Silicon's request deliver such returned Inventory to Silicon.

         4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

         4.9 NO LIABILITY. Silicon shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.       ADDITIONAL DUTIES OF BORROWER.

         5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

         5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require, and Borrower shall provide evidence of such insurance to Silicon, so that Silicon is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies.

         5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify.

         5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $650 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Silicon's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Silicon the same rights with respect to access to books and records and related rights as Silicon has under this Loan Agreement.

         5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business*; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations;
(ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock;
(xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) pay total compensation, including salaries, fees, bonuses, commissions, and all other payments, whether directly or indirectly, in money or otherwise, to Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

         *(EXCEPT FOR A PUBLIC OFFERING OF BORROWER'S EQUITY SECURITIES)

         5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

         5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.       TERM.

         6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to
Section 6.3 below.

         6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to* provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

*$5,000 PER MONTH FOR THE NUMBER OF MONTHS REMAINING (INCLUDING ANY PARTIAL MONTHS) UNTIL THE MATURITY DATE,

         6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Silicon, Silicon may, its sole discretion refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly deliver to Borrower termination statements, requests for re-conveyances and such other documents as may be required to fully terminate Silicon's security interests.

7.       EVENTS OF DEFAULT AND REMEDIES.

         7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect*; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within** Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted
Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which ***has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions****, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition; or (q) Silicon, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Silicon had no knowledge on the effective date or because of the occurrence of an event on or subsequent to the effective date. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

*WHEN MADE

**10

***BREACH

****(OTHER THAN IN CONNECTION WITH THE IPO, AS DEFINED ABOVE)

         7.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;
(g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

         7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least* days prior to the sale, and, in the case of a public sale, notice of the sale is, published at least* days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms;
(iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

*TEN (10)

         7.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its sole discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

         7.5 APPLICATION OF PROCEEDS. All proceeds realized, as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

         7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable.

         "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "BUSINESS DAY" means a day on which Silicon is open for business.

         "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

         "COLLATERAL" has the meaning set forth in Section 2.1 above.

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

         "ELIGIBLE INVENTORY" means Inventory which Silicon, in its* deems eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Silicon's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of** finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement;
(v) is at all times subject to Silicon's duly perfected, first priority security interest; and (vi) is situated at a one of the locations set forth on the Schedule.

*GOOD-FAITH BUSINESS JUDGMENT,

**RAW MATERIALS AND

         "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Silicon, in its* shall deem eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's discretion, the following (the "MINIMUM ELIGIBILITY REQUIREMENTS") are the minimum requirements for a

Receivable to be an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Receivable must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Receivable), (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Receivable must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (ix) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. Receivables owing from one Account Debtor will not be deemed Eligible Receivables to the extent they exceed 25% of the total Receivables outstanding. In addition, if more than 50% of the Receivables owing from an Account Debtor are outstanding more than 90 days from their invoice date (without regard to unapplied credits) or are otherwise not eligible Receivables, then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its discretion, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

*GOOD-FAITH BUSINESS JUDGMENT,

         "EQUIPMENT" means all of Borrower's present and here-after acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

         "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts,* security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).**

*INTELLECTUAL PROPERTY,

**"INTELLECTUAL PROPERTY" MEANS ALL INVENTIONS, DESIGNS, DRAWINGS, BLUEPRINTS, PATENTS, PATENT APPLICATIONS, TRADEMARKS AND THE GOODWILL OF THE BUSINESS SYMBOLIZED THEREBY, NAMES, TRADE NAMES, TRADE SECRETS, GOODWILL, COPYRIGHTS, REGISTRATIONS, LICENSES, FRANCHISES, CUSTOMER LISTS, RIGHTS IN ALL LITIGATION RELATING THERETO AND THE PROCEEDS OF THE FOREGOING.

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Silicon.

         "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

         "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, securities accounts, investment property, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

         "RESERVES" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in good faith reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Receivables), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or
(b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

         OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.       GENERAL PROPOSITIONS.

         9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds*, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its sole discretion, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

*(EXCEPT WITH RESPECT TO WIRE TRANSFERS WHICH SHALL BE DEEMED APPLIED BY SILICON ON ACCOUNT OF THE OBLIGATIONS THE SAME BUSINESS DAY AS DEEMED RECEIVED BY SILICON)

         9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's sole discretion, reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its sole discretion.

         9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

         9.4 MONTHLY ACCOUNTINGS. Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or admissions.

         9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

         9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

         9.8 WAIVERS. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

         9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any, of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

         9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

         9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. IN SATISFYING BORROWER'S OBLIGATION HEREUNDER TO REIMBURSE SILICON FOR ATTORNEYS FEES, BORROWER MAY, FOR CONVENIENCE, ISSUE CHECKS DIRECTLY TO SILICON'S ATTORNEYS, LEVY, SMALL & LALLAS, BUT BORROWER ACKNOWLEDGES AND AGREES THAT LEVY, SMALL & LALLAS IS REPRESENTING ONLY SILICON AND NOT BORROWER IN CONNECTION WITH THIS AGREEMENT. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

         9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

         9.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the re-lease of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

         9.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within* after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such** period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The** period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

         *EIGHTEEN MONTHS

         **EIGHTEEN MONTH

         9.16 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any way to construe, limit, define or interpret any term or provision of this Agreement. The term "including, whenever used in this Agreement shall mean "including but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

         9.17 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration, to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law, and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

         9.18 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER


SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         Borrower:

         DIGIRAD CORPORATION



         By       /S/ SCOTT HUENNEKENS
           ------------------------------------------
                  President or Vice President

         By       /S/ GARY ATKINSON
           ------------------------------------------
                  Secretary or Ass't Secretary



         Silicon:

         SILICON VALLEY BANK



         By       /S/ ILLEGIBLE
           ------------------------------------------
         Title    SENIOR VICE PRESIDENT
              ---------------------------------------

SILICON VALLEY BANK

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:         DIGIRAD CORPORATION
ADDRESS:          9350 TRADE PLACE
                  SAN DIEGO, CA 92126

DATED:            JULY 31, 2001

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

-------------------------------------------------------------------------------

1.       CREDIT LIMIT
         (Section 1.1):

                  An amount not to exceed the lesser of a total of $4,300,000 at any one time outstanding (the "Maximum Credit Limit"), or the sum of (a) and (b) below:

                           (a) 75% (the "Percentage Advance Rate") of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus

                           (b)      an amount not to exceed the lesser of:

                                    (1)      25% of the value of Borrower's
                                             Eligible Inventory (as defined in
                                             Section 8 above), calculated at the
                                             lower of cost or market value and
                                             determined on a first-in, first-out
                                             basis, or

                                    (2)      50% of the amount of Borrower's
                                             Eligible Receivables (as defined in
                                             Section 8 above), or

                                    (3)      $300,000.

                  The foregoing Percentage Advance Rate is typically based on the quality of the Receivables and attendant Dilution as follows: up to 85% Percentage Advance Rate with 5% Dilution; up to 80% Percentage Advance Rate with Dilution over 5 % but less than 10%; up to 75% Percentage

                  Advance Rate when Dilution is over 10% but less than 15%. If Dilution exceeds 15%, a reserve is established for the dilution factor rounded up to the nearest whole number then multiplied by a factor of up to 75%.

                  As used above, "Dilution" means all deductions from Receivables by Account Debtors of Borrower, other than those arising from payment thereof, and includes without limitation deductions arising from advertising and other allowances, credit memos, returns, bad debts, and all other deductions, as determined by Silicon's audit and for such period as Silicon shall determine. Changes in the Percentage Advance Rate based on Dilution shall go into effect when Silicon has determined the amount of the Dilution and given written notice to the Borrower of the change in the Percentage Advance Rate. If, as a result of a decrease in the Percentage Advance Rate, the total Loans and other Obligations exceed the Credit Limit, the Borrower shall pay the excess to Silicon in accordance with the terms of this Agreement.

                  Moreover, prior to any increase in the Percentage Advance Rate going into effect, the delinquency rate with respect to the Borrower's Receivables must be satisfactory to Silicon in its sole discretion.

-------------------------------------------------------------------------------

2.       INTEREST.

         INTEREST RATE (Section 1.2):

                  A rate equal to the "Prime Rate" in effect from time to time, plus 2.0% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

         MINIMUM MONTHLY
         INTEREST (Section 1.2):

                  $5,000 per month.

-------------------------------------------------------------------------------

3.       FEES (Section 1.4):

         Loan Fee:

                  $43,000, payable concurrently herewith.

         Collateral Monitoring Fee:

                  $500, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement).


-------------------------------------------------------------------------------

4.       MATURITY DATE
         (Section 6.1):

                  One year from the date of this Agreement.


-------------------------------------------------------------------------------

5.       FINANCIAL COVENANTS.
         (Section 5. 1):

                  Borrower shall comply with each of the following covenant(s). Compliance shall be. determined as of the end of each month, except as otherwise specifically provided below:

         MINIMUM TANGIBLE
         NET WORTH:

                  Borrower shall maintain, at the Borrower level only and not consolidated with any subsidiaries, a Tangible Net Worth of not less than $6,000,000, plus 25% of the consideration received after the date hereof for the issuance of equity securities of the Borrower; PROVIDED, HOWEVER, for the month of August 2001 only, the 25% will be applicable only to all consideration received in excess of $4,000,000; and

                  Borrower shall maintain, on a consolidated basis, a Tangible Net Worth of not less than $5,000,000, PLUS 25% of the consideration received after the date hereof for the issuance of equity securities of the Borrower; PROVIDE, HOWEVER, for the month of August 2001 only, the 25% will be applicable only to all consideration received in excess of $4,000,000.

         DEFINITIONS.

                  For purposes of the foregoing financial covenants, the following term shall have the following meaning:

                  "Current assets", "current liabilities" and "liabilities" shall have the meaning ascribed thereto by generally accepted accounting principles.

                  "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

                           (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from, its officers or other Affiliates, and
                           (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                           (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.


-------------------------------------------------------------------------------

6.       REPORTING.
         (Section 5.3):

                  Borrower shall provide Silicon with the following:

                           1. Monthly Receivable agings, aged by invoice date, within fifteen days after the end of each month.

                           2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

                           3. Monthly reconciliations of Receivable agings; (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.

                           4. Monthly perpetual inventory reports for the Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by Silicon, all within fifteen days after the end of each month.

                           5. Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.

                           6. Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.

                           7. Quarterly unaudited financial statements, as soon as available, and in any event within forty-five days after the end of each fiscal quarter of Borrower.

                           8. Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.

                           9. Annual financial statements, as soon as available, and in any event within 120 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Silicon.


-------------------------------------------------------------------------------

7.       COMPENSATION
         (Section 5.5):

                  Not Applicable.


-------------------------------------------------------------------------------

8.       BORROWER INFORMATION:

         Prior Names of Borrower
         (Section 3.2):

                  See Representations and Warranties dated March 14, 2001.


         Prior Trade Names of Borrower
         (Section 3.2):

                  See Representations and Warranties dated March 14, 2001.

         Existing Trade Names of Borrower
         (Section 3.2):

                  See Representations and Warranties dated March 14, 2001.


         Other Locations and Addresses
         (Section 3.3):

                  See Representations and Warranties dated March 14, 2001.


        Material Adverse Litigation
        (Section 3.10):

                  None.

-------------------------------------------------------------------------------

9.       OTHER COVENANTS
         (Section 5.1):

                  Borrower shall at all times comply with all of the following additional covenants:

                  (1) BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                  (2) SUBORDINATION OF INSIDE DEBT. All present and future indebtedness of Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: NONE. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.

                  (3) WARRANTS. Borrower shall provide Silicon with five-year warrants to purchase 42,490 shares of Series E Preferred Stock of the Borrower, at $3.036 per share, on the terms and conditions in the Warrant to Purchase Stock and related documents being executed concurrently herewith.

                  (4) FUTURE WARRANTS. In the event the Maximum Credit Limit (as defined above) increases, Borrower agrees that it shall issue to Silicon additional warrants to purchase stock of Borrower, on Silicon's standard form with such modifications as are acceptable to Silicon in its sale discretion, for an amount of shares equal to 3% of the increase in the Maximum Credit Limit divided by the initial exercise price of such warrant. The class of stock and initial exercise price shall be determined at or about the time of such proposed increase in the Maximum Credit Limit.

                  (5) INTELLECTUAL PROPERTY SECURITY AGREEMENT. Concurrently, Borrower is executing and delivering to Silicon a Collateral Assignment, Patent Mortgage and Security Agreement between Borrower and Silicon (the "Intellectual Property Agreement"). Borrower shall
                           (i) cause the Intellectual Property Agreement to be recorded in the United States Patent and Trademark Office and (ii) provide evidence of such recordation to Silicon.

                  (6) LANDLORD WAIVERS. Within 30 days after the date hereof, Borrower shall cause the record owners (other than Borrower) of all real property upon which Borrower maintains inventory to execute and deliver to Silicon, an Silicon's standard form, a landlord waiver containing such other terms and conditions as Silicon may require.

                  (7) DEFAULT NOTICE FROM HELLER FINANCIAL. Within 10 Business Days after the date hereof, Borrower shall cause Heller Financial to amend its financing agreements with Borrower's subsidiary(ies) (the "Heller Documents") to require Heller Financial to provide Silicon with written notice of my default under the Heller Documents and Borrower shall provide Silicon with evidence of such amendment to the Heller Documents.

Borrower:                                  Silicon:

DIGIRAD CORPORATION                        SILICON VALLEY BANK



By       /S/ SCOTT HUENNEKENS              By:      /S/ ILLEGIBLE
  ------------------------------------        -----------------------------
         President or Vice President       Title:   SENIOR VICE PRESIDENS


By       /S/ GARY ATKINSON
  ------------------------------------
         Secretary or Ass't Secretary

                     COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                             AND SECURITY AGREEMENT

         This Collateral Assignment, Patent Mortgage and Security Agreement is made as of July 31, 2001 by and between Digirad Corporation ("Assignor"), and Silicon Valley Bank, California banking corporation ("Assignee").


                                    RECITALS

         A. Assignee has agreed to lend to Assignor certain funds (the "Loans'), pursuant to a Loan and Security Agreement dated July 31, 2001 (the "Loan Agreement") and Assignor desires to borrow such funds from Assignee.

         B. In order to induce Assignee to make the Loans, Assignor has agreed to assign certain intangible property to Assignee for purposes of securing the obligations of Assignor to Assignee.

         NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. ASSIGNMENT, PATENT MORTGAGE AND GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance of all of Assignor's present or future indebtedness, obligations and liabilities to Assignee, Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, but not as an ownership interest, in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):

                  (a) All of present and future United States registered copyrights and copyright registrations, including, without limitation, the registered copyrights listed in EXHIBIT A-1 to this Agreement (and including all of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. ss.106 and any exclusive rights which may in the future arise by act of Congress or otherwise) and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the "Registered Copyrights"), and any and all royalties, payments, and other amounts payable to Assignor in connection with the Registered Copyrights, together with all renewals and extensions of the Registered Copyrights, the right to recover for all past, present, and future infringements; of the Registered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

                  (b) All present and future copyrights which are not registered in the United States Copyright Office (the "Unregistered Copyrights"), whether now owned or hereafter acquired, including without limitation the Unregistered Copyrights listed in EXHIBIT A-2 to this Agreement, and any and all royalties, payments, and other amounts payable to Assignor in connection with the Unregistered Copyrights, together with all renewals and extensions of the Unregistered Copyrights, the right to recover for all past, present, and future infringements of the Unregistered Copyrights, and all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating the Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto. The Registered Copyrights and the Unregistered Copyrights collectively are referred to herein as the "Copyrights."

                  (c) All right, title and interest in and to any and all present and future license agreements with respect to the Copyrights, including without limitation the license agreements listed in EXHIBIT A-3 to this Agreement (the "Licenses").

                  (d) All present and future accounts, accounts receivable and other rights to payment arising from, in connection with or relating to the Copyrights.

                  (e) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                  (f) Any and all design rights which may be available to Assignor now or hereafter existing, created, acquired or held;

                  (g) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");

                  (h) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT C attached hereto (collectively, the "Trademarks")

                  (i) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                  (j) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                  (k) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                  (1) All proceeds and products of the foregoing, including without limitation all, payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT

ASSIGNMENT TO SECURE ASSIGNOR'S OBLIGATIONS TO ASSIGNEE UNDER THE LOAN
AGREEMENT.

         2. AUTHORIZATION AND REQUEST. Assignor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.

         3. COVENANTS AND WARRANTIES. Assignor represents, warrants, covenants and agrees as follows:

                  (a) Assignor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Assignor to its customers in the ordinary course of business.

                  (b) Listed on Exhibits A-1 and A-2 are all copyrights owned by Assignor, in which Assignor has an interest, or which are used in Assignor's business.

                  (c) Each employee, agent and/or independent contractor who has participated in the creation of the property constituting the Collateral has either executed an assignment of his or her rights of authorship to Assignor or is an employee of Assignor acting within the scope of his or her employment and was such an employee at the time of said creation.

                  (d) All of Assignor's present and future software, computer programs and other works of authorship subject to United States copyright protection, the sale, licensing or other disposition of which results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Assignor (collectively, "Receivables"), have been and shall be registered with the United States Copyright Office prior to the date Assignor requests or accepts any loan from Assignee with respect to such Receivables and prior to the date Assignor includes any such Receivables in any accounts receivable aging, borrowing base report or certificate or other similar report provided to Assignee, and Assignor shall provide to Assignee copies of all such registrations promptly upon the receipt of the same.

                  (e) Assignor shall undertake all reasonable measures to cause its employees, agents and independent contractors to assign to Assignor all rights of authorship to any copyrighted material in which Assignor has or may subsequently acquire any right or interest.

                  (f) Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment.

                  (g) During the term of this Agreement, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business or as set forth in this Assignment;

                  (h) Each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

                  (i) Assignor shall promptly advise Assignee of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership tight of the Assignor in or to any Trademark, Patent or Copyright not specified in this Assignment;

                  (j) Assignor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Assignee in writing of material infringements detected and (iii) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonably withheld unless Assignor determines that reasonable business practices suggest that abandonment is appropriate.

                  (k) Assignor shall promptly register the most recent version of any of Assignor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Assignee may reasonably request from time to time to perfect or continue the perfection of Assignee's interest in the Collateral;

                  (1) This Assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such after acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause (m) below;

                  (m) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests and assignment created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor in the U.S. or (ii) for the perfection in the United States or the exercise by Assignee of its rights and remedies thereunder;

                  (n) All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects.

                  (o) Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent, which consent shall not be unreasonably withheld. Assignor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interest in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

                  (p) Upon any executive officer of Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any material Collateral, the ability of Assignor to dispose of any material collateral or the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.

         4. ASSIGNEE'S RIGHTS. Assignee shall have the right, but not the obligation, to take, at Assignor's sole expense, any actions that Assignor is required under this Assignment to take but which Assignor fails to take, after fifteen (15) days' notice to Assignor. Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

         5. INSPECTION RIGHTS. Assignor hereby grants to Assignee and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Assignor, and any of Assignor's plants and facilities that manufacture, install or store products (or that have done so daring the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Assignor and as often as may be reasonably requested, but not more than one (1) in every six (6) months; provided, however, nothing herein shall entitle Assignee access to Assignor's trade secrets and other proprietary information.

         6.       FURTHER ASSURANCES, ATTORNEY IN FACT.

                  (a) Upon an Event of Default, on a continuing basis thereafter, Assignor will, subject to any prior licenses, encumbrances and restrictions and prospective, licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Collateral Assignment, or for assuming and confirming to Assignee the grant or perfection of a security interest in all Collateral.

                  (b) Upon an Event of Default, Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, Assignee or otherwise, from time to time in Assignee's discretion, upon Assignor's failure or inability to do so, to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purposes of this Collateral Assignment, including:

                           (i)      To modify, in its sole discretion, this
Collateral Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Assignor no longer has or claims any right, title or interest; and

                           (ii)     To file, in its sole discretion, one or more
financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.

         7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under the Assignment:

                  (a)      An Event of Default occurs under the Loan Agreement;
or

                  (b) Assignor breaches any warranty or agreement made by Assignor in this Assignment.

         8. REMEDIES. Upon the occurrence and continuance of an Event of Default, Assignee shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Assignor to assemble the Collateral and any tangible property in which Assignee has a security interest and to make it available to Assignee at a place designated by Assignee. Assignee shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Assignee to exercise its rights and remedies upon the occurrence of an Event of Default. Assignor will pay any expenses (including reasonable attorney's fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including without limitation any expense incurred in disposing of the Collateral, All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.

         9. INDEMNITY. Assignor agrees to defend, indemnify and hold harmless Assignee and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Assignee as a result of or in any way arising out of, following or consequential to transactions between Assignee and Assignor, whether under this Assignment or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising form or out of Assignee's gross negligence or willful misconduct.

         10. RELEASE. At such time as Assignor shall completely satisfy all of the obligations secured hereunder, Assignee shall execute and deliver to Assignor all assignments and other instruments as may be reasonably necessary or proper to terminate Assignee's security interest in the Collateral, subject to any disposition of the Collateral which may have been made by Assignee pursuant to this Agreement. For the purpose of this Agreement, the obligations secured hereunder shall be deemed to continue if Assignor enters into any bankruptcy or similar proceeding at a time when any amount paid to Assignee could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.*

         *NOTWITHSTANDING THE FOREGOING, ASSIGNEE'S SECURITY INTEREST IN THE COLLATERAL IS SUBJECT TO RELEASE UPON THE SATISFACTION BY ASSIGNOR OF THE CONDITIONS PROVIDED FOR IN SECTION 2.1 OF THE LOAN AGREEMENT.

         11. NO WAIVER. No course of dealing between Assignor and Assignee, nor any failure to exercise nor any delay in exercising, on the part of Assignee, any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement, shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under the Loan Agreement or any other agreement by Assignee shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by Assignee.

         12. RIGHTS ARE CUMULATIVE. All of Assignee's rights and remedies with respect to the Collateral whether established by this Agreement, the Loan Agreement, or any other documents or agreements, or by law shall be cumulative and may be exercised concurrently or in any order.

         13. COURSE OF DEALING. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         14. ATTORNEYS' FEES. If any action relating to this Assignment is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

         15. AMENDMENTS. This Assignment may be amended only by a written instrument signed by both parties hereto. To the extent that any provision of this Agreement conflicts with any provision of the Loan Agreement, the provision giving Assignee greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Assignee under the Loan Agreement. This Agreement, the Loan Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

         16. SEVERABILITY. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforccability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

         17. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         18. CALIFORNIA LAW AND JURISDICTION. This Assignment shall be governed by the laws of the State of California, without regard for choice of law provisions. Assignor and Assignee consent to the nonexclusive jurisdiction of any state or federal court located in Orange County, California.

         19. CONFIDENTIALITY. In handling any confidential information, Assignee shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Assignment except that the disclosure of this information may be made (i) to the affiliates of the Assignee, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into a comparable confidentiality agreement in favor of Assignor and have delivered a copy to Assignor, (iii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Assignee.

         20. WAIVER OF RIGHT TO JURY TRIAL. ASSIGNEE AND ASSIGNOR EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) TIES AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ASSIGNEE AND ASSIGNOR; OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF ASSIGNEE OR ASSIGNOR OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH ASSIGNEE OR ASSIGNOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

                                     ASSIGNOR:

                                     DIGIRAD CORPORATION


                                     By:          /S/ GARY JG ATKINSON
                                        ---------------------------------------
                                     Title:       CHIEF FINANCIAL OFFICER
                                           ------------------------------------
                                     Name (please print):

                                         GARY JG ATKINSON
                                     ------------------------------------------

                                     ADDRESS OF ASSIGNOR:

                                     9350 Trade Place
                                     San Diego, CA  92126

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF SAN DIEGO        )


         On 3 AUGUST, 2001, before me, CLAUDIA I. PEREZ, Notary Public, personally appeared, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         Witness my hand and official seal.



                              /S/ CLAUDIA I. PEREZ
                              --------------------

                                    (Seal)

                                               Claudia I. Perez
                                               Comm. #1158002
                                               Notary Public California
                                               San Diego County
                                               Comm Exp. Oct. 6, 2001

                                  EXHIBIT "A-1"

                              REGISTERED COPYRIGHTS

REG. NO.                     REG. DATE                              COPYRIGHT
--------                     ---------                              ---------
                                            NONE

                                  EXHIBIT "A-3"

                        DESCRIPTION OF LICENSE AGREEMENTS


1.       Software license agreement with Segami Corporation dated June 16,1999.

2.       License agreement with Ethicon Endo-Surgery, Inc. dated June 22, 1999.

3. Software products license agreement with Strategic Information Group, Inc. dated December 31, 1998.

4. Software license agreement with Corporate Management Solutions, Inc. dated July 21, 1999.

5. Software license and maintenance agreement with Cadence Design Systems, Inc. dated November 16, 1999.

6.       Software products license agreement with QAD, Inc. dated January 6,
         1999.

                                   EXHIBIT "B"
                                     PATENTS


                                      ***
                                      ***
                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "C"
                                   TRADEMARKS

MARK                                REG./FILE DATE              APP./SERIAL NO.
----                                --------------              ---------------
Digirad Imaging Solutions           March 6, 2001               76220818
Agile                               June 5, 2000                76064092
DIGIRAD                             December 22, 1999           75879709
Spectour                            September 14, 1999          75799823
2020tc Imager                       September 14, 1999          75799499
SpectrumPlus                        November 22, 1996           75202359
Notebook Imager
Digirad                             September 6, 1994           74569856
Rim
Hybrid Heat Sink